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                                                                   EXHIBIT 10.7

               GEORGIA HIGHER EDUCATION ASSISTANCE CORPORATION

                            LOAN HOLDER AGREEMENT
                   FOR LOANS GUARANTEED BY THE CORPORATION

This agreement is executed this 1st day of June, 1998 by and between the Georgia Higher Education Assistance Corporation (GHEAC) a public non-profit Corporation, and Star Bank, N.A. as Trustee for Student Loan Funding (the Holder).

                                 Witnesseth:

WHEREAS, GHEAC has entered into certain agreements with the U.S. Secretary of Education to serve as a guaranty agency, and;

WHEREAS, GHEAC has guaranteed for an eligible originator, the Federal Stafford Subsidized (Sub) loan(s), Federal Stafford Unsubsidized (Unsub) loan(s), Federal Supplemental Loan for Students (SLS) loans(s), Federal Parent Loan to Undergraduate Students(PLUS) loans(s), or the Federal Consolidation Loan(s) which have been acquired by the Holder; and

WHEREAS, GHEAC wishes to remain the guarantor of a loan(s) previously guaranteed by GHEAC upon the transfer from the originator to any subsequent eligible loan holder; and

WHEREAS, GHEAC is obligated to honor the guarantee issued upon a loan(s) presently held by the Holder, provided the insurance coverage and guarantee has not been invalidated; and

WHEREAS, the Holder qualifies as eligible to receive reimbursement for claims on loans upon which GHEAC has issued a loan guarantee; and

WHEREAS, the Holder is the owner of all right, title and interest in and to the eligible loan(s), and the eligible loan(s) are subject to no prior assignment or other lien or encumbrance; and

WHEREAS, the Holder has not lost eligibility for reimbursement on the loan(s) upon which a claim is filed for reimbursement;

NOW THEREFORE, in consideration of mutual covenants herein contained, and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. This Agreement is subject to and incorporates by reference the current provisions of and any subsequent amendments to Title IV, Part B, of the Higher Education Act of 1965, as amended (20 U.S.C. 1071 et. seq.); Title 34 Code of Federal Regulations Part 668, Part 682, et. seq.; the Official Code of Georgia Annotated, 20-3-260 et. seq.; the GHEAC Policies and Procedures Manual; and the COMMON MANUAL, Unified Student Loan Policy. Nothing in this Agreement is intended to abrogate, modify, or limit the applicability of the above citations. The terms and conditions set forth in this Agreement shall be subject to automatic modification and revision from time to time by the amendment of the above citations.

2. This agreement is entered into for the purpose of confirming an intent for GHEAC to remain as the guarantor of a loan(s) where a GHEAC guarantee has been issued, upon the Holder acquiring right, title and interest in the eligible loan(s) from a prior eligible holder of the loan(s).

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Georgia Higher Education Assistance Corporation (GHEAC)
Guaranty Agency Loan Holder Agreement

3. GHEAC promises to reimburse the Holder in an amount not to exceed one hundred percent (100%) of any proven loss incurred by the Holder due to the default, death, permanent and total disability, or bankruptcy of the borrower of any loan held by the eligible holder and guaranteed by GHEAC. Where the maximum allowable reimbursement percentage is otherwise defined, or reduced by statute or regulation, that reimbursement percentage shall prevail. If the guarantor's reinsurance coverage is reduced as provided for by the Secretary, the reimbursement to the Holder shall be that percentage allowed under the provision.

4. GHEAC shall apply the standard compliance review on all claims submitted for reimbursement by GHEAC. Due diligence violations existing prior to the date of acquisition by the Holder shall not be waived in review of claims filed by the Holder.

5. Compliance by the Holder with the terms and conditions of this Agreement, compliance with the terms and conditions pursuant to regulation, and compliance with Holder's or prior eligible holder's obligations contained in that certain Single Source Partners Lender Participation Agreement or any other Participation Agreement between GHEAC and Holder, or Holder's prior originator, or prior eligible loan holder, shall be a condition of GHEAC's obligation to reimburse the Holder for loss as noted in section 3. of this Agreement. The Holder will be responsible for all program requirements.

6. The Holder warrants that all assurances and representations made by the Holder regarding any transactions made under this Agreement are complete and accurate statements. Any representations made by the Holder, unless amended, shall be binding on the Holder for the duration of the period of guarantee coverage.

7. Any amendments or revisions to the law or regulations applicable to this section shall be effectuated and considered as part of this Agreement, as appropriate.

8. The Holder shall permit GHEAC, under its supervision and examination authority, to examine during normal business hours, any educational records and files, upon reasonable notice and at reasonable intervals, for the purpose of conducting a program review.

9. This Agreement may be terminated by the Holder, GHEAC or the Secretary of Education at any time, however, termination of this Agreement by either party shall not affect the rights and obligations of the respective parties incurred or accrued prior to the effective date of the termination unless the parties shall expressly otherwise agree in writing.

10. Any notice given or required to be given by this Agreement shall be deemed to have been properly given when deposited in the United States mail, the postage has been prepaid, the mail has been certified, a return receipt has been requested, and delivery has been attempted to the other party at the address designated below, or at such other address as the parties may designate periodically.

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Georgia Higher Education Assistance Corporation (GHEAC)
Guaranty Agency Loan Holder Agreement

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized officers, as of the day and date first written above.

Star Bank, N.A. as Trustee for              Georgia Higher Education Assistance
Student Loan Funding                        Corporation
--------------------------------------      2082 East Exchange Place
Name of Lending Institution                 Tucker, Georgia 30084

425 Walnut Street, ML 5125                  /s/ E. Glenn Newsome        4/29/98
P.O. Box 1118                               ------------------------------------
--------------------------------------      E. Glenn Newsome, Executive Director
Address

Cincinnati, OH  45201-1118
--------------------------------------
City/State            Zip

31-0841368
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Federal Tax Identification Number

829626
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Federal Code Number

Brian J. Gardner, Senior Trust Officer
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Name/Title of Authorized Officer

/s/ Brian J. Gardner                  (SEAL)
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Signature of Authorized Officer



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